Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2016 RESULTS

Builds Capacity with New Financings and Pending Dispositions

BETHESDA, Maryland, Friday, May 6, 2016 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 29 premium hotels in the United States, today announced results of operations for the quarter ended March 31, 2016.

First Quarter 2016 Highlights

•                RevPAR: RevPAR was $150.61, a 2.1% decline from the comparable period of 2015.

•                Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 26.42%, an increase of 14 basis points from the comparable period of 2015.

•                Adjusted EBITDA: Adjusted EBITDA was $50.3 million, an increase of 3.7% from 2015.

•                Adjusted FFO: Adjusted FFO was $42.8 million and Adjusted FFO per diluted share was $0.21.

•                Net Income: Net income was $16.8 million and earnings per diluted share was $0.08.

•                Chicago Marriott Loan Prepayment:  The Company prepaid the $201.7 million mortgage loan secured by the Chicago Marriott Downtown on January 11, 2016.

•                Dividends: The Company declared a dividend of $0.125 per share during the first quarter, which was paid on April 12, 2016.

Recent Developments

•                Credit Facility: On May 3, 2016, the Company amended its senior unsecured revolving credit facility, increasing the capacity to $300 million, decreasing pricing and extending the maturity date to May 2020.

•                Term Loan: On May 3, 2016, the Company closed on a new five-year $100 million senior unsecured term loan.

•                Pending Dispositions: The Company is under contract to dispose of two hotels for approximately $200 million and is currently evaluating other disposition candidates.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “We are successfully executing on our priorities for 2016, which include increasing liquidity and investment capacity, with $400 million in financing activity and approximately $200 million in pending dispositions. During the first quarter, we responded to expected RevPAR headwinds resulting from limited convention activity in our top group markets with outstanding asset management performance. Our team achieved a 2% reduction in operating expenses during the quarter, leading to a record 122% profit flow-through and 14 basis points of Hotel Adjusted EBITDA margin expansion. We expect positive RevPAR momentum for the balance of the year as we move to seasonally stronger quarters and more favorable convention calendars in our markets.”

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

For the quarter ended March 31, 2016, the Company reported the following:

	First Quarter
	2016	2015	Change
ADR(1)	$205.08	$201.36	1.8%
Occupancy(1)	73.4%	76.4%	-3.0 percentage points
RevPAR(1)	$150.61	$153.90	-2.1%
Hotel Adjusted EBITDA Margin(1)	26.42%	26.28%	14 basis points
Adjusted EBITDA	$50.3 million	$48.5 million	$1.8 million
Adjusted FFO	$42.8 million	$37.7 million	$5.1 million
Adjusted FFO per diluted share	$0.21	$0.19	$0.02
Net income	$16.8 million	$10.6 million	$6.2 million
Earnings per diluted share	$0.08	$0.05	$0.03

(1) The 2015 amounts include pre-acquisition operating results for the Shorebreak Hotel and Sheraton Suites Key West in order to reflect the period in 2015 comparable to our ownership period in 2016.

The Company’s first quarter results were negatively impacted by the Company’s two Chicago hotels, which faced a difficult citywide calendar as well as disruption from renovations to upgrade the hotels. Excluding these two hotels, RevPAR increased 0.3% and Hotel Adjusted EBITDA margins increased 60 basis points.

Financing Activity

On January 11, 2016, the Company prepaid the $201.7 million mortgage loan secured by the Chicago Marriott Downtown.  The Company funded the prepayment with proceeds from the 4.36% fixed interest rate, 10-year loan placed on the Boston Westin Waterfront Hotel in October 2015, as well as a draw on its senior unsecured credit facility. The mortgage was scheduled to mature in April 2016 and the prepayment saved the Company approximately $2.7 million in net interest expense.

On May 3, 2016, the Company amended its senior unsecured revolving credit facility to increase the capacity to $300 million, decrease pricing and extend the maturity date to May 2020. The new facility also includes an accordion feature to expand up to $600 million, subject to lender consent.  The interest rate on the new facility is based on a pricing grid ranging from 150 to 225 basis points over LIBOR, based on the Company’s leverage ratio. The interest rate is currently 150 basis points over LIBOR.  The Company also lowered the unused facility fees and modified certain financial covenants.

On May 3, 2016, the Company also closed on a new five-year $100 million senior unsecured term loan. The interest rate on the term loan is based on a pricing grid ranging from 145 to 220 basis points over LIBOR, based on the Company’s leverage ratio. Upon closing of the term loan, the Company received proceeds of $50 million, which were used with corporate cash to repay $55 million of borrowings outstanding on its senior unsecured credit facility.  The Company expects to receive the remaining $50 million of proceeds in connection with the repayment of the mortgage loan secured by the Courtyard Manhattan Fifth Avenue later this month.

Pending Hotel Dispositions

The Company is under contract to dispose of two hotels for an aggregate price of approximately $200 million. The dispositions are consistent with the Company’s long-term plan to optimize its portfolio by strategically recycling capital from slower growth assets. These transactions are expected to be accretive to the Company’s average portfolio RevPAR, improve the Company’s long-term RevPAR growth outlook and increase the Company’s Hotel Adjusted EBITDA margin. These transactions are subject to certain conditions, including the assumption of debt on one of the hotels, and no assurance can be made regarding the timing or completion of these transactions. If completed, the net proceeds from these dispositions will further enhance the Company’s liquidity and balance sheet capacity, which may be used to repurchase its shares at attractive valuations or for other corporate objectives. In addition to these pending sales, the Company is evaluating the opportunity to sell one or more of its New York City hotels dependent on pricing.  None of these hotels are currently under contract for sale.

Capital Expenditures

The Company spent approximately $27.4 million on capital improvements during the quarter ended March 31, 2016, primarily related to the second phase of the Chicago Marriott Downtown renovation and the first phase of the renovation of The Gwen.  The Company currently expects to spend approximately $150 million on capital improvements at its hotels in 2016.  Significant projects in 2016 include:

•                  The Gwen, a Luxury Collection Hotel: The Company rebranded the Conrad Chicago to Starwood’s Luxury Collection on September 1, 2015. The renovation work associated with the brand conversion, which is expected to cost approximately $25 million, will be completed in two phases. The first phase, consisting of the lobby, rooftop bar and other public spaces, commenced in January and is expected to be completed in May 2016. The second phase of the renovation, consisting of the guest rooms, is expected to be completed during the seasonally slow winter season beginning in late 2016.

•                  Chicago Marriott Downtown: The second and largest phase of the multi-year renovation was completed early in the second quarter. This phase included the upgrade of approximately 460 rooms and a new state-of-the-art fitness center. The remaining guest rooms will be renovated during the seasonally slow winter months over the next two years.

•                  The Lodge at Sonoma: The Company expects to renovate the guest rooms at the hotel during the seasonally slow period during late 2016 and early 2017.

•                  Charleston Renaissance: The Company expects to renovate the guest rooms at the hotel commencing in the fourth quarter of 2016.

•                  Worthington Renaissance: The Company expects to renovate the guest rooms at the hotel during the seasonally slow summer months of 2016.

•                  Vail Marriott Mountain Resort & Spa: The Company expects to renovate the guest rooms at the hotel in two phases during seasonally slow periods.

Balance Sheet

As of March 31, 2016, the Company had $48.9 million of unrestricted cash on hand and approximately $1.0 billion of total debt, which consisted of property-specific mortgage debt and $60.0 million of borrowings on its senior unsecured credit facility.

Share Repurchase Program

The Company’s Board of Directors authorized a $150 million share repurchase program during 2015. Repurchases under this program will be made in open market or privately negotiated transactions from time to time and in such amounts as market conditions warrant, and subject to regulatory considerations. The Company has not repurchased any shares of its common stock since the program started.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of March 31, 2016.  The dividend was paid on April 12, 2016.

Outlook and Guidance

The Company is providing annual guidance for 2016, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Pro Forma RevPAR assumes that all of the Company’s 29 hotels were owned since January 1, 2015.

The Company is maintaining its 2016 guidance, which was previously provided in connection with the reporting of its 2015 results in February 2016. The guidance below was not adjusted to reflect the two pending hotel dispositions.  The Company continues to expect the full year 2016 results to be as follows:

Metric	Low End	High End

Pro Forma RevPAR Growth	2 percent	4 percent
Adjusted EBITDA	$265 million	$278 million
Adjusted FFO	$211 million	$221 million
Adjusted FFO per share (based on 202.1 million shares)	$1.04 per share	$1.09 per share

The full year guidance range above reflects income tax expense of $7 million to $11 million, interest expense of $46 million to $47 million and corporate expenses of $24 million to $25 million.

The Company expects approximately 30% to 31% of its full year 2016 Adjusted EBITDA to be earned during the second quarter of 2016.  In addition, the Company expects second quarter RevPAR growth to be in the low single digits.

Selected Quarterly Pro Forma Operating Information

The following table is presented to provide investors with selected quarterly Pro Forma operating information for 2015.  The operating information assumes that all of the Company’s 29 hotels were owned since January 1, 2015.

	Quarter 1, 2015	Quarter 2, 2015	Quarter 3, 2015	Quarter 4, 2015	Full Year 2015
ADR	$201.36	$222.39	$214.38	$217.23	$214.12
Occupancy	76.4%	84.0%	83.0%	77.5%	80.2%
RevPAR	$153.90	$186.80	$177.89	$168.32	$171.79
Revenues (in thousands)	$215,969	$254,256	$238,516	$233,842	$942,583
Hotel Adjusted EBITDA (in thousands)	$56,752	$88,997	$75,242	$73,076	$294,067
% of full Year	19.3%	30.3%	25.6%	24.8%	100.0%
Hotel Adjusted EBITDA Margin	26.28%	35.00%	31.55%	31.25%	31.20%
Available Rooms	978,254	991,704	1,003,604	1,003,168	3,976,730

Earnings Call

The Company will host a conference call to discuss its first quarter results on Friday, May 6, 2016, at 10:00 a.m. Eastern Time (ET).  To participate in the live call, investors are invited to dial 888-310-1786 (for domestic callers)

or 330-863-3357 (for international callers).  The participant passcode is 81546498. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations.  The Company owns 29 premium quality hotels with over 10,900 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton, Marriott, and Westin and boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Property and equipment, net	$2,885,341	$2,882,176
Restricted cash	56,997	59,339
Due from hotel managers	94,643	86,698
Favorable lease assets, net	23,866	23,955
Prepaid and other assets (1)	45,779	46,758
Cash and cash equivalents	48,903	213,584
Total assets	$3,155,529	$3,312,510
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt, net of unamortized debt issuance costs	$965,526	$1,169,749
Senior unsecured credit facility	60,000	—
Total debt	1,025,526	1,169,749

Deferred income related to key money, net	22,851	23,568
Unfavorable contract liabilities, net	74,079	74,657
Deferred ground rent	71,322	70,153
Due to hotel managers	67,973	65,350
Dividends declared and unpaid	25,489	25,599
Accounts payable and accrued expenses (2)	51,454	58,829
Total other liabilities	313,168	318,156
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,844,065 and 200,741,777 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	2,008	2,007
Additional paid-in capital	2,057,664	2,056,878
Accumulated deficit	(242,837)	(234,280)
Total stockholders’ equity	1,816,835	1,824,605
Total liabilities and stockholders’ equity	$3,155,529	$3,312,510

(1) Includes $34.0 million of deferred tax assets, $6.2 million of prepaid expenses and $5.6 million of other assets as of March 31, 2016.

(2)  Includes $21.2 million of deferred tax liabilities, $12.8 million of accrued property taxes, $12.5 million of accrued capital expenditures and $5.0 million of other accrued liabilities as of March 31, 2016.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rooms	$149,443	$144,637
Food and beverage	50,374	52,333
Other	13,217	11,918
Total revenues	213,034	208,888
Operating Expenses:
Rooms	38,714	38,464
Food and beverage	33,350	35,547
Management fees	6,609	6,201
Other hotel expenses	78,929	76,505
Depreciation and amortization	25,121	24,337
Hotel acquisition costs	—	232
Corporate expenses	6,000	5,410
Impairment losses	—	786
Total operating expenses, net	188,723	187,482
Operating profit	24,311	21,406

Interest income	(50)	(90)
Interest expense	11,664	13,219
Other income, net	—	(38)
Total other expenses, net	11,614	13,091
Income before income taxes	12,697	8,315
Income tax benefit	4,081	2,326
Net income	$16,778	$10,641
Earnings per share:
Basic earnings per share	$0.08	$0.05
Diluted earnings per share	$0.08	$0.05

Weighted-average number of common shares outstanding:
Basic	200,992,875	200,645,518
Diluted	201,595,461	201,122,233

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP.  EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets.  The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s complete understanding of our operating performance.  We adjust EBITDA and FFO for the following items:

•             Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.  We exclude these non-cash items because they do not reflect the underlying operating performance of our hotels.

•              Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contract assets recorded in conjunction with certain acquisitions because the non-cash amortization does not reflect the underlying operating performance of our hotels.

•              Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude the effect of these adjustments because they do not reflect the underlying performance of the Company for that period.

•              Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe theses gains or losses do not accurately reflect the underlying performance of the Company.

•              Acquisition Costs:  We exclude acquisition transaction costs expensed during the period because we believe these costs do not reflect the underlying performance of the Company or our hotels.

•              Severance Costs:  We exclude corporate severance costs and severance costs at out hotels related to lease terminations because we believe these costs do not reflect the underlying performance of the Company or our hotels.

•              Hotel Manager Transition Costs:  We exclude the transition costs associated with a change in hotel manager because we believe these costs do not reflect the underlying performance of our hotels. During the three months ended March 31, 2015, we excluded the transition costs associated with the change of hotel managers in connection with the acquisitions of the Westin Fort Lauderdale and the Shorebreak Hotel.

•              Other Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company or our hotels.  Such items may include, but are not limited to, hotel pre-opening costs, lease preparation costs, contract termination fees, gains or losses from legal settlements, bargain purchase gains and gains from insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments.

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2016	2015
Net income	$16,778	$10,641
Interest expense	11,664	13,219
Income tax benefit	(4,081)	(2,326)
Real estate related depreciation and amortization	25,121	24,337
EBITDA	49,482	45,871
Non-cash ground rent	1,334	1,507
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(353)
Impairment losses	—	786
Hotel acquisition costs	—	232
Hotel manager transition costs (1)	—	467
Adjusted EBITDA	$50,338	$48,510

(1)         Classified as other hotel expenses on the consolidated statements of operations.

	Full Year 2016 Guidance
	Low End	High End
Net income	$107,500	$118,500
Interest expense	47,000	46,000
Income tax expense	7,000	11,000
Real estate related depreciation and amortization	100,500	99,500
EBITDA	262,000	275,000
Non-cash ground rent	4,800	4,800
Non-cash amortization of favorable and unfavorable contracts, net	(1,800)	(1,800)
Adjusted EBITDA	$265,000	$278,000

The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,
	2016	2015
Net income	$16,778	$10,641
Real estate related depreciation and amortization	25,121	24,337
Impairment losses	—	786
FFO	41,899	35,764
Non-cash ground rent	1,334	1,507
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(353)
Hotel acquisition costs	—	232
Hotel manager transition and pre-opening costs (1)	—	467
Fair value adjustments to debt instruments	14	80
Adjusted FFO	$42,769	$37,697
Adjusted FFO per diluted share	$0.21	$0.19

(1)         Classified as other hotel expenses on the consolidated statements of operations.

	Full Year 2016 Guidance
	Low End	High End
Net income	$107,500	$118,500
Real estate related depreciation and amortization	100,500	99,500
FFO	208,000	218,000
Non-cash ground rent	4,800	4,800
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,800)	(1,800)
Adjusted FFO	$211,000	$221,000
Adjusted FFO per diluted share	$1.04	$1.09

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

DIAMONDROCK HOSPITALITY COMPANY

HOTEL OPERATING DATA

Schedule of Property Level Results

(unaudited and in thousands)

	Three Months Ended March 31,
	2016	2015 (1)	% Change

ADR	$205.08	$201.36	1.8%
Occupancy	73.4%	76.4%	(3.0)%
RevPAR	$150.61	$153.90	(2.1)%

Revenues:
Rooms	$149,443	$150,549	(0.7)%
Food and beverage	50,374	53,160	(5.2)%
Other	13,217	12,260	7.8%
Total revenues	$213,034	$215,969	(1.4)%
Operating Expenses:
Rooms departmental expenses	$38,714	$39,579	(2.2)%
Food and beverage departmental expenses	33,350	36,193	(7.9)%
Other direct departmental	3,100	4,508	(31.2)%
General and administrative	19,697	17,992	9.5%
Utilities	6,812	7,401	(8.0)%
Repairs and maintenance	9,316	9,327	(0.1)%
Sales and marketing	15,685	15,310	2.4%
Franchise fees	5,288	5,242	0.9%
Base management fees	5,315	5,336	(0.4)%
Incentive management fees	1,294	1,100	17.6%
Property taxes	12,301	11,337	8.5%
Ground rent	3,799	3,782	0.4%
Other fixed expenses	2,931	3,249	(9.8)%
Hotel manager transition and pre-opening costs	—	467	(100.0)%
Total hotel operating expenses	157,602	160,823	(2.0)%
Hotel EBITDA	$55,432	$55,146	0.5%
Non-cash ground rent	1,334	1,506	(11.4)%
Non-cash amortization of unfavorable contract liabilities	(478)	(367)	30.2%
Hotel manager transition costs (2)	—	467	(100.0)%
Hotel Adjusted EBITDA	$56,288	$56,752	(0.8)%

(1)         The 2015 amounts include pre-acquisition operating results for the Shorebreak Hotel and Sheraton Suites Key West in order to reflect the period in 2015 comparable to our ownership period in 2016.  See reconciliation to reported amounts on following page.

(2)         Classified as other hotel expenses on the consolidated statements of operations.

Hotel EBITDA and Hotel Adjusted EBITDA

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable and unfavorable contracts, and certain other items as described above.  Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2016	2015
Net income	$16,778	$10,641
Interest expense	11,664	13,219
Income tax benefit	(4,081)	(2,326)
Real estate related depreciation and amortization	25,121	24,337
EBITDA	49,482	45,871
Corporate expenses	6,000	5,410
Interest and other income	(50)	(128)
Hotel acquisition costs	—	232
Impairment losses	—	786
Hotel EBITDA from prior ownership (1)	—	2,975
Hotel EBITDA	55,432	55,146
Non-cash ground rent	1,334	1,507
Non-cash ground rent from prior ownership (1)	—	(15)
Non-cash amortization of favorable and unfavorable contract liabilities, net	(478)	(353)
Hotel manager transition costs	—	467
Hotel Adjusted EBITDA	$56,288	$56,752

The following presents the current year revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2015 acquisitions (in thousands):

	Three Months Ended March 31,
	2016	2015
Revenues	$213,034	$208,888
Hotel revenues from prior ownership (1)	—	7,081
Comparable Revenues	$213,034	$215,969

Hotel Adjusted EBITDA	$56,288	$53,792
Hotel Adjusted EBITDA from prior ownership (1)	—	2,960
Comparable Hotel Adjusted EBITDA	$56,288	$56,752

Hotel Adjusted EBITDA Margin	26.42%	25.75%
Comparable Hotel Adjusted EBITDA Margin	26.42%	26.28%

(1)         Amounts represent the pre-acquisition operating results of the Shorebreak Hotel for the period from January 1, 2015 to February 5, 2015 and the Sheraton Suites Key West for the period from January 1, 2015 to March 31, 2015.  The pre-acquisition operating results were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by the Company’s independent auditors.

Market Capitalization as of March 31, 2016

(in thousands)

Enterprise Value

Common equity capitalization (at March 31, 2016 closing price of $10.12/share)	$2,043,516
Consolidated debt	1,025,526
Cash and cash equivalents	(48,903)
Total enterprise value	$3,020,139

Share Reconciliation

Common shares outstanding	200,844
Unvested restricted stock held by management and employees	685
Share grants under deferred compensation plan held by directors	400
Combined shares outstanding	201,929

Debt Summary as of May 6, 2016

(dollars in thousands)

Property	Interest Rate	Term	Outstanding Principal		Maturity
Courtyard Manhattan / Fifth Avenue	6.48%	Fixed	$48,080		June 2016
Marriott Salt Lake City Downtown	4.25%	Fixed	59,358		November 2020
Hilton Minneapolis	5.46%	Fixed	89,676		May 2021
Westin Washington D.C. City Center	3.99%	Fixed	68,142		January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	29,289		April 2023
Westin San Diego	3.94%	Fixed	67,184		April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	86,000		August 2024
Renaissance Worthington	3.66%	Fixed	85,000		May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	65,000		July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	203,655		November 2025
Lexington Hotel New York	LIBOR + 2.25	Variable	170,368		October 2017(1)
Total mortgage debt			$971,752

Senior unsecured term loan	LIBOR + 1.45	Variable	50,000	(3)	May 2021
Senior unsecured credit facility	LIBOR + 1.50	Variable	20,000		May 2020(2)
Total debt			$1,041,752

Unamortized debt issuance costs			(8,291)
Total debt, net			$1,033,461

Weighted-average interest rate of fixed rate debt	4.51%
Total weighted-average interest rate	4.05%

(1) May be extended for two additional one-year terms subject to the satisfaction of certain conditions and the payment of an extension fee.

(2) May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

(3) The Company expects to receive an $50 million of additional proceeds under the term loan upon the repayment of the Courtyard Manhattan / Fifth Avenue mortgage loan later in May 2016.

Operating Statistics — First Quarter

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	1Q 2016	1Q 2015	B/(W)	1Q 2016	1Q 2015	B/(W)	1Q 2016	1Q 2015	B/(W)	1Q 2016	1Q 2015	B/(W)
Atlanta Alpharetta Marriott	$184.82	$174.77	5.8%	68.9%	68.3%	0.6%	$127.39	$119.30	6.8%	35.63%	36.14%	-51	bps
Bethesda Marriott Suites	$160.42	$169.81	(5.5)%	60.6%	56.7%	3.9%	$97.25	$96.20	1.1%	18.45%	20.12%	-167	bps
Boston Westin	$201.23	$204.26	(1.5)%	71.2%	72.8%	(1.6)%	$143.34	$148.73	(3.6)%	18.58%	20.37%	-179	bps
Hilton Boston Downtown	$206.30	$207.20	(0.4)%	76.8%	68.8%	8.0%	$158.36	$142.59	11.1%	23.44%	14.49%	895	bps
Hilton Burlington	$126.35	$130.09	(2.9)%	68.0%	63.0%	5.0%	$85.90	$81.99	4.8%	22.09%	21.19%	90	bps
Renaissance Charleston	$203.73	$201.03	1.3%	86.4%	87.4%	(1.0)%	$175.98	$175.71	0.2%	33.52%	30.25%	327	bps
Hilton Garden Inn Chelsea	$163.98	$161.82	1.3%	97.0%	87.7%	9.3%	$159.10	$141.96	12.1%	13.17%	9.84%	333	bps
Chicago Marriott	$162.21	$166.30	(2.5)%	40.4%	57.1%	(16.7)%	$65.52	$95.03	(31.1)%	(21.31)%	(3.57)%	-1774	bps
Chicago Gwen	$160.13	$172.24	(7.0)%	55.2%	63.4%	(8.2)%	$88.37	$109.14	(19.0)%	(8.08)%	(3.99)%	-409	bps
Courtyard Denver Downtown	$185.29	$188.54	(1.7)%	75.8%	75.1%	0.7%	$140.37	$141.56	(0.8)%	41.44%	42.73%	-129	bps
Courtyard Fifth Avenue	$204.97	$212.12	(3.4)%	78.1%	83.8%	(5.7)%	$160.08	$177.79	(10.0)%	(4.38)%	0.37%	-475	bps
Courtyard Midtown East	$204.49	$209.10	(2.2)%	85.4%	85.1%	0.3%	$174.67	$178.01	(1.9)%	10.04%	11.64%	-160	bps
Fort Lauderdale Westin	$252.29	$228.38	10.5%	97.6%	96.8%	0.8%	$246.24	$221.18	11.3%	47.66%	41.45%	621	bps
Frenchman’s Reef	$337.11	$332.10	1.5%	87.8%	89.6%	(1.8)%	$296.06	$297.45	(0.5)%	36.66%	33.68%	298	bps
JW Marriott Denver Cherry Creek	$256.27	$260.79	(1.7)%	77.0%	73.7%	3.3%	$197.26	$192.29	2.6%	31.13%	27.34%	379	bps
Inn at Key West	$260.36	$283.02	(8.0)%	96.5%	94.3%	2.2%	$251.27	$266.88	(5.8)%	53.46%	62.73%	-927	bps
Sheraton Suites Key West (1)	$314.54	$309.72	1.6%	95.5%	98.8%	(3.3)%	$300.32	$305.85	(1.8)%	51.95%	50.47%	148	bps
Lexington Hotel New York	$184.59	$179.33	2.9%	81.0%	89.0%	(8.0)%	$149.48	$159.68	(6.4)%	(8.24)%	4.76%	-1300	bps
Hilton Minneapolis	$123.49	$122.27	1.0%	61.3%	66.5%	(5.2)%	$75.67	$81.33	(7.0)%	2.04%	6.93%	-489	bps
Orlando Airport Marriott	$142.09	$140.54	1.1%	90.9%	89.8%	1.1%	$129.22	$126.23	2.4%	41.96%	40.34%	162	bps
Hotel Rex	$250.81	$227.49	10.3%	79.2%	78.1%	1.1%	$198.59	$177.74	11.7%	35.15%	29.64%	551	bps
Salt Lake City Marriott	$165.41	$159.39	3.8%	65.6%	73.3%	(7.7)%	$108.49	$116.76	(7.1)%	34.23%	34.62%	-39	bps
Shorebreak (1)	$215.30	$205.58	4.7%	75.6%	79.2%	(3.6)%	$162.76	$162.72	—%	25.34%	21.27%	407	bps
The Lodge at Sonoma	$225.28	$214.81	4.9%	73.5%	74.7%	(1.2)%	$165.66	$160.45	3.2%	19.34%	14.63%	471	bps
Hilton Garden Inn Times Square Central	$182.29	$180.70	0.9%	94.0%	94.1%	(0.1)%	$171.27	$170.12	0.7%	13.84%	34.84%	-2100	bps
Vail Marriott	$412.52	$391.28	5.4%	89.2%	91.5%	(2.3)%	$368.09	$357.99	2.8%	53.96%	51.19%	277	bps
Westin San Diego	$187.19	$187.69	(0.3)%	83.7%	81.2%	2.5%	$156.71	$152.44	2.8%	39.61%	35.42%	419	bps
Westin Washington D.C. City Center	$207.40	$206.96	0.2%	80.3%	72.7%	7.6%	$166.50	$150.50	10.6%	33.20%	26.49%	671	bps
Renaissance Worthington	$182.58	$183.43	(0.5)%	67.1%	74.7%	(7.6)%	$122.45	$136.96	(10.6)%	34.25%	38.46%	-421	bps
Total (1)	$205.08	$201.36	1.8%	73.4%	76.4%	(3.0)%	$150.61	$153.90	(2.1)%	26.42%	26.28%	14	bps

(1)  The 2015 amounts include pre-acquisition operating results for the Shorebreak Hotel and Sheraton Suites Key West in order to reflect the period in 2015 comparable to our ownership period in 2016.

Hotel Adjusted EBITDA Reconciliation

	First Quarter 2016
						Equals:
			Plus:	Plus:	Plus:	Hotel Adjusted
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA
Atlanta Alpharetta Marriott	$5,217	$1,501	$358	$—	$—	$1,859
Bethesda Marriott Suites	$3,311	$(1,279)	$357	$—	$1,533	$611
Boston Westin	$18,324	$(1,030)	$2,203	$2,292	$(60)	$3,405
Hilton Boston Downtown	$6,588	$308	$1,228	$—	$8	$1,544
Hilton Burlington	$2,798	$151	$467	$—	$—	$618
Renaissance Charleston	$3,100	$820	$251	$—	$(32)	$1,039
Hilton Garden Inn Chelsea	$2,513	$(30)	$361	$—	$—	$331
Chicago Marriott	$12,376	$(5,598)	$2,941	$417	$(397)	$(2,637)
Chicago Gwen	$3,157	$(913)	$658	$—	$—	$(255)
Courtyard Denver Downtown	$2,454	$731	$286	$—	$—	$1,017
Courtyard Fifth Avenue	$2,833	$(1,436)	$440	$820	$52	$(124)
Courtyard Midtown East	$5,249	$(1,154)	$673	$1,008	$—	$527
Fort Lauderdale Westin	$15,743	$6,335	$1,168	$—	$—	$7,503
Frenchman’s Reef	$21,759	$6,364	$1,613	$—	$—	$7,977
JW Marriott Denver Cherry Creek	$5,908	$595	$525	$719	$—	$1,839
Inn at Key West	$2,817	$1,327	$179	$—	$—	$1,506
Sheraton Suites Key West	$5,965	$2,585	$514	$—	$—	$3,099
Lexington Hotel New York	$10,413	$(5,571)	$3,367	$1,339	$7	$(858)
Minneapolis Hilton	$9,418	$(2,296)	$1,462	$1,268	$(242)	$192
Orlando Airport Marriott	$9,073	$3,234	$573	$—	$—	$3,807
Hotel Rex	$1,960	$547	$142	$—	$—	$689
Salt Lake City Marriott	$7,213	$1,262	$544	$663	$—	$2,469
Shorebreak	$3,315	$480	$375	$—	$(15)	$840
The Lodge at Sonoma	$5,475	$392	$367	$300	$—	$1,059
Hilton Garden Inn Times Square Central	$4,501	$(154)	$777	$—	$—	$623
Vail Marriott	$15,415	$7,839	$479	$—	$—	$8,318
Westin San Diego	$9,120	$1,907	$1,026	$679	$—	$3,612
Westin Washington D.C. City Center	$7,687	$604	$1,219	$729	$—	$2,552
Renaissance Worthington	$9,332	$1,818	$568	$808	$2	$3,196
Total	$213,034	$19,339	$25,121	$11,042	$856	$56,288

(1)   The adjustments include non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation

	First Quarter 2015
						Equals:
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,864	$1,365	$393	$—	$—	$1,758
Bethesda Marriott Suites	$3,325	$(1,261)	$389	$—	$1,541	$669
Boston Westin	$20,093	$1,846	$2,245	$—	$2	$4,093
Hilton Boston Downtown	$5,260	$(365)	$1,085	$—	$42	$762
Hilton Burlington	$2,629	$82	$452	$—	$23	$557
Renaissance Charleston	$3,150	$593	$392	$—	$(32)	$953
Hilton Garden Inn Chelsea	$2,256	$(140)	$362	$—	$—	$222
Chicago Marriott	$16,099	$(4,877)	$1,563	$3,136	$(397)	$(575)
Chicago Gwen	$4,058	$(1,031)	$869	$—	$—	$(162)
Courtyard Denver Downtown	$2,427	$754	$283	$—	$—	$1,037
Courtyard Fifth Avenue	$2,994	$(1,311)	$448	$822	$52	$11
Courtyard Midtown East	$5,302	$(1,066)	$685	$998	$—	$617
Fort Lauderdale Westin	$15,154	$5,004	$1,127	$—	$151	$6,282
Frenchman’s Reef	$21,070	$4,736	$1,570	$790	$—	$7,096
JW Marriott Denver Cherry Creek	$5,637	$454	$529	$558	$—	$1,541
Inn at Key West	$2,860	$1,621	$173	$—	$—	$1,794
Sheraton Suites Key West (2)	$5,823	$2,426	$513	$—	$—	$2,939
Lexington Hotel New York	$11,323	$(4,190)	$3,329	$1,370	$30	$539
Minneapolis Hilton	$9,769	$(2,753)	$2,347	$1,285	$(202)	$677
Orlando Airport Marriott	$8,683	$2,146	$561	$796	$—	$3,503
Hotel Rex	$1,714	$366	$142	$—	$—	$508
Salt Lake City Marriott	$7,435	$1,165	$737	$672	$—	$2,574
Shorebreak (2)	$3,254	$158	$233	$—	$301	$692
The Lodge at Sonoma	$5,453	$119	$376	$303	$—	$798
Hilton Garden Inn Times Square Central	$4,432	$767	$777	$—	$—	$1,544
Vail Marriott	$14,581	$6,979	$485	$—	$—	$7,464
Westin San Diego	$9,049	$1,460	$1,015	$684	$46	$3,205
Westin Washington D.C. City Center	$6,851	$(162)	$1,190	$740	$47	$1,815
Renaissance Worthington	$10,424	$2,706	$580	$721	$2	$4,009
Total (2)	$215,969	$17,591	$24,850	$12,875	$1,606	$56,752

(1)         The adjustments include non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities and hotel manager transition costs.

(2)         Amounts include pre-acquisition operating results for the Shorebreak Hotel and Sheraton Suites Key West in order to reflect the period in 2015 comparable to our ownership period in 2016.